As filed with the Securities and Exchange Commission Registration No. 33 -
on May 12, 2000
______________________________________________________________________________
                                    UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                       ________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                            ____________________________








SYMBOL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

         Delaware                                                 11-2308681___
(State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                        Number)


                                     One Symbol Plaza
                              Holtsville, New York 11742-1300
                                        (631) 738-2400__________
(Address of registrant's principal executive offices)


2000 Directors' Stock Option Plan
(Full title of the plan)


Dr. Jerome Swartz                                      Leonard H. Goldner, Esq.
Chairman of the Board and Chief                        Senior Vice President and
     Executive Officer                                      General Counsel
Symbol Technologies, Inc.                     Symbol Technologies, Inc.
One Symbol Plaza                              One Symbol Plaza
Holtsville, New York  11742-1300              Holtsville, New York  11742-1300
(631) 738-2400                                         (631) 738-2400
______________________________________________________________________________
(Name and address of agents for service)




                     CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                                    Proposed
Title of Each                     Proposed          Maximum
Class of                          maximum           aggregate      Amount of
Securities to    Amount to be     offering price    offering       registration
Be registered    Registered*      per share**       price**        fee


Common Stock       750,000         $41.75       $31,312,500.00     $8,266.50









______________________________________________________________________________

                                                             TOTAL  $8,266.50

* The plan, which initially provided for the grant of options to purchase up to 500,000 shares of the Registrant's Common Stock, was adopted by the Registrant's Board of Directors on February 14, 2000 subject to shareholder approval which was obtained on May 8, 2000. On April 5, 2000, the Registrant effected a three for two stock split. In accordance with the terms of the plan, the number of shares of Common
Stock which are the subject of options under the plan was adjusted to 750,000 to reflect this stock split.


* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this registration statement also covers an indeterminate number of shares of the Registrant's Common Stock as may be required to cover possible adjustments under the plan.

**    Estimated pursuant to Rule 457(c) of the 1933 Act solely for the purpose of calculation of the registration fee, on the basis of the average high and low prices of the Registrant's Common Stock as quoted on the New
York Stock Exchange on a date within five (5) days of filing hereof.




















                                  PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be or have been sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the 1933 Act. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Commission are incorporated herein by reference:

            (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 which is the Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") which contains certified financial statements for the Company's latest fiscal year for which a Form 10-K was required to have been filed.

            (2)  Registrant's Proxy Statement dated March 15, 2000.

            (3) Quarterly Report on Form 10Q for the quarterly period ending March 31, 2000, filed pursuant to the Exchange Act.

            (4) The description of the Company's Common Stock which is contained in a registration statement on Form 8-B dated November 23, 1987 filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

            All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the time of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



Item 4.     Not applicable



Item 5.     Interests of Named Experts and Counsel

            Certain legal matters related to this offering have been passed upon for the Company by Leonard H. Goldner, Senior Vice President, General Counsel and Secretary of the Company. As of May 8, 2000, Mr. Goldner, owned in the aggregate 318,063 shares of Common Stock. In addition, Mr. Goldner owns options to purchase an aggregate of 436,874 shares of Common Stock (including options to purchase 71,250 shares held by a Trust of which Mr. Goldner is a Co-Trustee and a beneficiary). Mr. Goldner's wife owns 6,150 shares of the Common Stock of the Company and is co-trustee of a trust which owns 168,749 shares of Common Stock. Mr. Goldner disclaims beneficial ownership of any shares held by his wife or this trust.

Item 6.     Indemnification of Directors and Officers

            The indemnification of officers and directors of the Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"). Among other matters, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than any action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Indemnification in a suit by or in the right of the corporation is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification may be made in such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking, by or on behalf of the person to whom the advance will be made, to repay the advance if it shall ultimately be determined that he was not entitled to indemnification.

           The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's by-laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Such by-law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

           The DGCL also authorizes a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured and the Company maintains such insurance.

           The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director except for liability (i) for any breach of the director's duty of liability to the Company or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

           The Company has agreements with all directors and executive officers pursuant to which they are indemnified to the maximum extent allowable by Delaware law.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.    Not Applicable

Item 8.    Exhibits


            4           2000 Directors' Stock Option Plan



            5(a)        Opinion and Consent of Leonard H. Goldner

5(b)        The Company undertakes to submit the Plan, and any
amendments, to the Internal Revenue Service in a timely manner for a determination letter as to its qualified status, and the Company will make any changes required by the IRS in order to qualify the Plan.

            23.1        Consent of Deloitte & Touche

            23.2        Consent of Leonard H. Goldner
                        (included in Exhibit 5(a))

            24 Power of Attorney of Directors and certain officers of the Company (see page 8)



Item 9.     Undertakings

            (a)     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ( 239.13 of this chapter) or Form S-8 ( 239.16b of this chapter) and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.






POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Jerome Swartz, Tomo Razmilovic and Leonard H. Goldner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Holtsville, State of New York, on this 8th day of May, 2000.

                                                SYMBOL TECHNOLOGIES, INC.



                                                 By    /s/ Jerome Swartz____
                                                       Jerome Swartz
                                                       Chairman of the Board









           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                          Date

                              Chairman of the
                              Board, Chief Executive
/s/Jerome Swartz              Officer and Director                 May 8, 2000
Jerome Swartz


/s/Ramond R. Martino          Director                             May 8, 2000
Raymond R. Martino


/s/Harvey P. Mallement        Director                             May 8, 2000
Harvey P. Mallement


/s/Saul P. Steinberg          Director                             May 8, 2000
Saul P. Steinberg


/s/Lowell C. Freiberg         Director                             May 8, 2000
Lowell C. Freiberg


/s/George Bugliarello         Director                             May 8, 2000
George Bugliarello


/s/Charles B. Wang            Director                             May 8, 2000
Charles B. Wang


/s/Tomo Razmilovic            President, Chief Operating Officer   May 8, 2000
Tomo Razmilovic               and Director


/s/Leo A. Guthart             Director                             May 8, 2000
Leo A. Guthart


/s/James Simons               Director                             May 8, 2000
James Simons


/s/Kenneth V. Jaeggi          Senior Vice President                May 8, 2000
Kenneth V. Jaeggi             Finance (Chief Financial Officer)


/s/Brian T. Burke             Senior Vice President and
Brian T. Burke                Controller (Chief Accounting         May 8, 2000
                              Officer)





UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549


                         __________________________________




                                       EXHIBITS

                                          TO

                                       FORM S-8






                                REGISTRATION STATEMENT

                                       UNDER

                              THE SECURITIES ACT OF 1933

                        ________________________________________




                              SYMBOL TECHNOLOGIES,INC.















                                EXHIBIT INDEX

                                                                Sequentially
                                                                    Numbered
Exhibit                                                               Page

4           2000 Directors' Stock Option Plan

5(a)        Opinion and Consent of Leonard H. Goldner

5(b)        The Company undertakes to submit the Plan, and
any amendments, to the Internal Revenue Service in a timely manner for a determination letter as to its qualified status, and the Company will make any changes required by the IRS in order to qualify the Plan.

23.1        Consent of Deloitte & Touche

23.2        Consent of Leonard H. Goldner
            (included in Exhibit 5(a))

24 Power of Attorney of Directors and certain officers of the Company (see page 8 of Form S-8)






































                           EXHIBIT 4














ANNEX A


THE 2000 DIRECTORS' STOCK OPTION PLAN
SYMBOL TECHNOLOGIES, INC.


     1. Purpose. The 2000 Directors' Stock Option Plan (the "Plan") of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, is designated to aid the Company in retaining and attracting the services of members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") of exceptional ability by enabling such directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased awareness of the interests of the Company's shareholders encouraging them to contribute to the continued growth and success of the Company.

     2. Amount and Source of Stock. The total number of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company which may be the subject of options granted pursuant to the Plan shall not exceed 500,000 of the Company's Shares subject to adjustment as provided in Paragraph 7. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

     3. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The board may act only by a majority of its members in office, except that the members thereof may authorize the Secretary or any other executive officer of the Company to execute and deliver documents on behalf of the Board. No member of the board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     4. Participation. Each Non-Employee Director shall be eligible to receive an option in accordance with Paragraph 5 below.

     5. Awards under the Plan. (a) Awards under the Plan shall include only Options, which are rights to purchase Shares of the company. Such Options are subject to the terms, conditions and restrictions specified in Paragraph 6 below.

     (b) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant tot he Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant to any such Option until the Acquisition Date set forth in Subparagraph 6(f) below. Except as provided in Paragraph 7 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of receipt of such payments.

     6. Nonqualified Stock Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

     (a) The Option exercise price shall be the fair market value of the Shares subject to such Option on the date the Option is granted, which shall be the closing price on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape, or if no Shares were traded on that date, on the last preceding date on which the Shares were traded. Notwithstanding the foregoing, the Option exercise price for Options granted prior to the date on which approval of the Plan shall have been obtained from the shareholders of the Company shall be the greater of the closing price as reported on the New York Stock Exchange Composite Transactions Tape on the date of grant or on the date such shareholder approval shall have been obtained.

     (b) Subject to Paragraph 11 hereof, each Non-Employee Director who is first elected to the Board on or after the date hereof shall receive a grant of an Option to purchase 50,000 Shares on the date he first becomes a member of the Board. In addition to the foregoing, each Non-Employee Director who is a Director of the Company on the date hereof shall automatically be granted an Option to purchase 50,000 Shares on such date.

     (c) Subject to the provisions of Subparagraph 6(d) hereof, Options shall not be transferable except by will or the laws of descent and distribution. Options shall be exercisable during the optionee's lifetime only the optionee (or his duly appointed guardian or conservator).

     (d) The board may, in its discretion, authorize the transfer of all or a portion of any Options on terms which permit the transfer by the optionee to
(i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members and/or the optionee are the only partners, provided that (a) the optionee shall receive the approval of the Board prior to such transfer, and such transfer must be limited to the persons or entities listed in this Subparagraph 6(d) and subsequent transfers of such transferred Options shall be prohibited except in accordance with this Paragraph 6. Following any such transfer, such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this plan, the term "optionee" shall be deemed to refer to the transferee. In the event the transferor ceases to be a Non-Employee Director, the provisions provided herein shall continue to be applicable to the Option and shall limit the ability of the transferee to exercise any such transferred Options to the same extent they would have limited the optionee.

     (e) Options shall not be exercisable before the expiration of one year from the date of grant and after the expiration of ten years from the date of grant, and my be exercised during such period as follows: twenty-five percent (25%) of the total number of Shares covered by an Option shall become exercisable each year beginning with the first anniversary of the date such Option is granted.

   (f) Options shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in Subparagraph 10(b), and (ii) payment of the aggregate Option exercise price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived b the Company) payable to the order of the Company in the amount of the aggregate Option exercise price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that such Shares have been owned by the Optionee for at least six months) of which the aggregate fair market value on the date exercised is equal to the aggregate Option exercise price of the Shares being purchased; (iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the Shares for which the Option is being exercised, directly to a broker, and (b) instructions to the broker to sell such Shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate Option exercise price, or (iv) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice documentation and the aggregate Option exercise price for all of the Shares covered by the notice shall, subject to the provisions of Paragraph 10 hereof, be the date as of which the Shares so purchased shall be deemed to have been acquired (the "Acquisition Date").

 (g) Options shall not be exercisable unless the person to whom the Option was granted has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise a Non-Employee Director of the Company, except that

A. If such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within one hundred and eighty (180) days of the date he ceased to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of Subparagraph 6(e) above), may exercise the Option with respect to any Shares as to which he could have exercised the Option on the date he ceased to be a Non-Employee Director; or

B. If any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributes, as the case may be, may, at any time within one year after the date of such death (but in o event after the Option has expired under the provisions of Subparagraph 6(c) above), exercise the Option with respect to any Shares as to which the decedent could have exercised the option at the time of his death.

     7. Dilution and Other Adjustments. In the event of any change after the date hereof in the outstanding Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or virtually all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual events, the number or kind of shares that may be issued under the Plan pursuant to Paragraph 2 above, and the number or kind of common stock subject to, and the Option exercise price per share under all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event. Any fractional share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding Option. Adjustments under this paragraph shall be made by the Board, whose determination thereof shall be conclusive and binding.

8.	Miscellaneous Provisions.

a. Except as expressly provided for in the Plan, no person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company or to continue to serve as a Director of the Company.

b. Except as expressly set forth herein, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

c. It shall be a condition to the obligation of the Company to issue Shares upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under Subparagraph 6(d) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue any Shares and all rights under the Option shall become null and void.

d.  The expenses of the Plan shall be borne by the Company.

e. The Plan shall be unfounded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares upon exercise of any Option under the Plan, and rights to the issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

f. By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

g. The masculine pronoun means the feminine and the singular means the plural in the Plan, wherever appropriate.

  9. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under
Section 16 of the Securities Exchange Act of 19334, in effect from time to time, Plan provisions relating to the amount, price and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue code of 1986 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of the optionee with respect to any Option theretofore granted without such optionee's written consent.

  10.  General Restrictions.

(a) No Option granted hereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such Options shall be suspended and shall be not effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Option or any portion of an Option during the period when exercisability has been suspended.

(b) The Board may require, as a condition to the right to exercise an Option, that the Company receive from the optionee, at the time of any such exercise, representations, warranties and agreements to the effect that the shares are being purchased by its optionee without any present intention to sell or otherwise distribute such Shares in violation of the Securities act of 1933 (the "1933 Act") and that the optionee will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the 1933 Act and the rules and regulations thereunder and any applicable "blue sky" laws or regulations. The certificates issued to evidence such Shares shall bear the appropriate legends summarizing such restrictions on the disposition thereof.

11.	  Shareholder Approval and Adoption.  The Plan shall be submitted to the shareholders of the Company for approval in accordance with the applicable provisions of the General Corporate Law of the State of Delaware as promptly as practicable and in any event by September 30, 2000. Any Options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by September 30, 2000, the Plan and any Options granted hereunder shall be terminated.

12.	  Termination.  Unless the Plan shall theretofore have been terminated in accordance with Paragraph 11 above, the Plan shall terminate on February 13, 2010 and no Options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall without the consent of the holder of any existing Option, materially and adversely affect his rights under such Option.






























                                                                 EXHIBIT 4.3































                                                                 EXHIBIT  5(A)




























                                                 May 8, 2000





Symbol Technologies, Inc.
One Symbol Plaza
Holtsville, New York  11742-1300

Dear Sirs:

     Symbol Technologies, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended on Form S-8 (the "Registration Statement") which relates to an aggregate of 750,000 shares (the "Shares"), of the Company's Common Stock, par value $.01 per share, which are being offered pursuant to the Company's 2000 Directors' Stock Option Plan (the "2000 Plan"). This opinion is an exhibit to the Registration Statement.

     I am Senior Vice President, General Counsel and Secretary of the Company. I have acted as counsel to the Company and in such capacity have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares referred to above as contemplated by the Registration Statement. I have taken part in the preparation or examined copies (in each case signed, certified or otherwise proven to my satisfaction) of the Company's Certificate of Incorporation, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and shareholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as I have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, I have assumed that all applicable laws, rules and regulations in effect at that time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     I note that I am a member of the Bar of the State of New York and that I am not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of Delaware, my opinion is based solely upon my reading of the Delaware General Corporation Law and my review of the Company's certified Certificate of Incorporation.




Symbol Technologies, Inc.
May 8, 2000
Page -2-



     In connection with my rendering of this opinion, I wish to note that, as of May 8, 2000, I own in the aggregate 318,063 shares of the Common Stock of the Company. In addition, I own options to purchase an aggregate of 436,874 shares of Common Stock, (including options to purchase 71,250 shares held by a trust of which I am a co-trustee and a beneficiary). My wife owns 6,150 shares of the Common Stock of the Company and is co-trustee of a trust which owns options to purchase 168,749 shares of Common Stock. I disclaim beneficial ownership of any shares held by my wife or this trust.

     Subject to and based on the foregoing, it is my opinion that:

     1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 300,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value $1.00 per share.

     2. Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, Shares issued upon the valid exercise of options issued pursuant to the 2000
Plan will be duly authorized, legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.


      Very truly yours,



                                          /s/ Leonard H. Goldner
                                          Leonard H. Goldner
                                          Senior Vice President
                                          and General Counsel

LHG:lac





















                        EXHIBIT 23.1



















INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Symbol Technologies, Inc. on Form S-8 of our report dated February 11, 2000 appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. for the year ended December 31, 1999.






/s/Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
May 9, 2000






















                         EXHIBIT 23.2
                  (Included in Exhibit 5(a))


























                       EXHIBIT 24
                (See Page 8 of Form S-8)


















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